Exhibit 10.21

TEMPORARY WAIVER UNDER Supply and offtake agreement
This Temporary Waiver to Supply and Offtake Agreement (this “Agreement”) dated as of December 12, 2017 (the “Effective Date”) is among CALUMET SHREVEPORT REFINING, LLC, a Delaware limited liability company (f/k/a Calumet Shreveport Lubricants & Waxes, LLC, as surviving entity of the merger of Calumet Shreveport Fuels, LLC with and into Calumet Shreveport Lubricants & Waxes, LLC) (“Calumet”), and MACQUARIE ENERGY NORTH AMERICA TRADING INC., a Delaware corporation (“Macquarie”).
INTRODUCTION
A.On June 19, 2017, Macquarie and Calumet entered into the Supply and Offtake Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “SOA”).
B.On November 14, 2017, Macquarie and Calumet entered into that certain Temporary Waiver to Supply and Offtake Agreement (the “Original Waiver”).
C.Pursuant to Article 13 of the SOA, Calumet is required to provide a copy of the Parent’s quarterly report within forty five (45) days after the end of its first three fiscal quarters of each fiscal year.
D.Calumet has communicated to Macquarie it won’t be able to timely provide its quarterly report for the month ending September 2017, which, pursuant to the Original Waiver, would be due on December 15, 2017.
E.Macquarie has agreed to grant Calumet a temporary waiver of Calumet’s obligation to deliver the quarterly report for the period ending September 2017 as set forth herein.
THEREFORE, in fulfillment of the foregoing, Calumet and Macquarie hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the SOA has the meaning assigned to such term in the SOA.
Section 2.Waiver. Calumet hereby acknowledges its obligation pursuant to Section 13.1 of the SOA to deliver the quarterly report by November 14, 2017, which delivery date was extended to December 15, 2017 pursuant to the Original Waiver, and requests a temporary waiver thereof. Macquarie hereby consents to the temporary waiver of Calumet’s obligation with respect to the quarterly report for the quarter ending September 30, 2017 until December 31, 2017 (“Temporary Waiver”). The waiver by Macquarie described in this Section 2 is contingent upon the satisfaction of the conditions specified in Section 4 of this Agreement and is limited solely to this Temporary Waiver. This Temporary Waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 13.1 of the SOA or any other terms, provisions, covenants, warranties or agreements contained in the SOA. Macquarie reserves the right to exercise any rights and remedies available to it in connection with any other present or future Events of Default under the SOA (including any future default or Event of Default under Section 13.1 of the SOA). The description herein of the Temporary Waiver is based upon the information available to Macquarie on or prior to the date hereof and shall not be deemed to exclude the existence of any Events of Default. The failure of Macquarie to give notice to Calumet of any such Events of Default is not intended to be and shall not be a waiver thereof.
Section 3.Representations and Warranties. Calumet represents and warrants to Macquarie that:
(a)after giving effect to the waiver provided for in Section 2 hereof, the representations and warranties set forth in the SOA are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(b)(i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of Calumet and have been duly authorized by appropriate proceedings if so required and (ii) this Agreement constitutes a legal, valid, and binding obligation of Calumet enforceable against Calumet in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and
(c)as of the effectiveness of this Agreement and after giving effect to this Agreement, no Event of Default (other than any Events of Default related to the lease of a certain Tank #4 to Chevron Products Company, of which Calumet has notified Macquarie) has occurred and is continuing.

Section 4.Effectiveness. This Agreement shall become effective as of the Effective Date, upon the occurrence of all of the following:
(a)Macquarie shall have received this Agreement, duly executed by all parties hereto, and in form and substance reasonable satisfactory to Macquarie, and
(b)the representations and warranties in this Agreement being true and correct before and after giving effect to this Agreement.
Section 5.Effect on SOA. The SOA remains in full force and effect as originally executed, and nothing herein (other than the Temporary Waiver) shall act as a waiver of any of Macquarie’s rights under the SOA. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be an Event of Default under the SOA.
Section 6.Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.
Section 7.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.
[Signature page follows.]

EXECUTED as of the date first set forth above.

CALUMET SHREVEPORT REFINING, LLC

By:    Calumet Refining, LLC, its sole member

By:    Calumet Operating, LLC, its sole member

By:    Calumet Specialty Products Partners, L.P., its sole member

By:    Calumet GP, LLC, its general partner

By:/s/ John Krutz
Name:    John R. Krutz
Title: Vice President - Finance

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MACQUARIE ENERGY NORTH AMERICA TRADING INC

By:/s/ Tom Hunton
Name:    Tom Hunton
Title: Division Director

By: /s/ Joseph Forbes
Name:    Joseph Forbes
Title:Division Director